Exhibit 99.2

LCNB Corp. and Subsidiaries
Financial Highlights
(Dollars in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Condensed Income Statement
Interest income	$9,926	9,278	8,566	8,450	8,405	19,204	16,481
Interest expense	920	915	927	995	1,045	1,835	2,143
Net interest income	9,006	8,363	7,639	7,455	7,360	17,369	14,338
Provision for loan losses	255	81	219	178	42	336	191
Net interest income after provision	8,751	8,282	7,420	7,277	7,318	17,033	14,147
Non-interest income	2,301	2,077	2,358	2,047	2,178	4,378	4,685
Non-interest expense	7,600	8,672	6,634	6,163	6,324	16,272	13,415
Income before income taxes	3,452	1,687	3,144	3,161	3,172	5,139	5,417
Provision for income taxes	841	364	797	804	824	1,205	1,341
Net income	$2,611	1,323	2,347	2,357	2,348	3,934	4,076

Per Share Data
Dividends per share	$0.16	0.16	0.16	0.16	0.16	0.32	0.32
Basic earnings per share	$0.28	0.14	0.27	0.31	0.31	0.42	0.54
Diluted earnings per share	$0.28	0.14	0.27	0.30	0.30	0.42	0.53
Book value per share	$13.18	12.89	12.80	12.07	11.82	13.18	11.82
Tangible book value per share	$9.71	9.44	11.02	9.93	9.64	9.71	9.64
Average basic shares outstanding	9,293,382	9,288,400	8,623,134	7,636,098	7,627,900	9,290,905	7,570,817
Average diluted shares outstanding	9,402,343	9,413,049	8,755,416	7,787,098	7,759,438	9,407,964	7,686,890
Shares outstanding at period end	9,298,270	9,292,226	9,287,536	7,640,163	7,633,679	9,298,270	7,633,679

Selected Financial Ratios
Return on average assets	0.91%	0.50%	0.98%	0.99%	0.99%	0.72%	0.88%
Return on average equity	8.60%	4.47%	8.48%	10.27%	9.91%	6.57%	8.75%
Dividend payout ratio	57.14%	114.29%	59.26%	51.61%	51.61%	76.19%	59.26%
Net interest margin (tax equivalent)	3.59%	3.66%	3.63%	3.57%	3.54%	3.62%	3.54%
Efficiency ratio	67.21%	83.07%	66.36%	64.86%	66.30%	74.82%	70.52%

Selected Balance Sheet Items
Investment securities and stock	$357,567	331,771	279,021	296,819	304,934

Loans	691,719	685,196	574,354	566,109	556,314
Less allowance for loan losses	3,394	3,370	3,588	3,423	3,426
Net loans	688,325	681,826	570,766	562,686	552,888

Total assets	1,151,109	1,133,508	932,338	942,349	945,510
Total deposits	986,824	984,514	785,761	808,335	800,813
Short-term borrowings	23,523	11,215	8,655	22,811	36,272
Long-term debt	11,506	11,580	12,102	12,446	12,788
Total shareholders’ equity	122,584	119,761	118,873	92,215	90,229

Tangible common equity (TCE)	89,800	87,017	101,893	75,353	73,065
Tangible common assets (TCA)	1,118,325	1,100,764	915,358	925,487	928,346
TCE/TA	8.03%	7.91%	11.13%	8.14%	7.87%
Loans to deposit ratio	70.10%	69.60%	73.10%	70.03%	69.47%
Equity to assets ratio	10.65%	10.57%	12.75%	9.79%	9.54%

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Asset Quality
Net charge-offs	232	299	54	181	20
Other real estate owned	1,906	1,799	1,463	1,561	1,530
Non-accrual loans	6,243	5,374	2,961	2,828	3,026
Loans past due 90 days or more and still accruing	130	825	250	29	113
Total nonperforming loans	6,373	6,199	3,211	2,857	3,139
Net charge-offs to average loans	0.14%	0.19%	0.04%	0.13%	0.01%
Allowance for loan losses to total loans	0.49%	0.49%	0.62%	0.60%	0.62%
Nonperforming loans to total loans	0.92%	0.90%	0.56%	0.50%	0.56%
Nonperforming assets to total assets	0.72%	0.71%	0.50%	0.47%	0.49%

Non-GAAP Financial Measures
Net income	$2,611	1,323	2,347	2,357	2,348	3,934	4,076
Less (add) net gain (loss) on sales of securities, net of tax	0	(3)	203	38	71	(3)	459
Add merger-related expenses, net of tax	46	853	71	0	180	899	909
Core net income	$2,657	2,179	2,215	2,319	2,457	4,836	4,526
Basic core earnings per share	$0.29	0.23	0.26	0.30	0.32	0.52	0.60
Diluted core earnings per share	$0.28	0.23	0.25	0.30	0.32	0.51	0.59
Adjusted return on average assets	0.93%	0.82%	0.92%	0.97%	1.03%	0.88%	0.97%
Adjusted return on average equity	8.67%	7.32%	7.97%	10.06%	10.33%	8.02%	9.67%
Core efficiency ratio	66.60%	70.66%	67.36%	65.26%	64.18%	68.55%	65.96%

LCNB CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS:
Cash and due from banks	$18,771	10,410
Interest-bearing demand deposits	110	4,278
Total cash and cash equivalents	18,881	14,688
Investment securities:
Available-for-sale, at fair value	327,740	258,241
Held-to-maturity, at cost	23,843	16,323
Federal Reserve Bank stock, at cost	2,346	1,603
Federal Home Loan Bank stock, at cost	3,638	2,854
Loans, net	688,325	570,766
Premises and equipment, net	21,230	19,897
Goodwill	27,638	14,186
Bank owned life insurance	21,607	21,280
Other assets	15,861	12,500
TOTAL ASSETS	$1,151,109	932,338
LIABILITIES:
Deposits:
Noninterest-bearing	$201,928	164,912
Interest-bearing	784,896	620,849
Total deposits	986,824	785,761
Short-term borrowings	23,523	8,655
Long-term debt	11,506	12,102
Accrued interest and other liabilities	6,672	6,947
TOTAL LIABILITIES	1,028,525	813,465
SHAREHOLDERS' EQUITY:
Preferred shares – no par value, authorized 1,000,000 shares, none outstanding	—	—
Common shares – no par value, authorized 12,000,000 shares, issued 10,051,897 and 10,041,163 shares at June 30, 2014 and December 31, 2013, respectively	66,974	66,785
Retained earnings	66,437	65,475
Treasury shares at cost, 753,627 shares at June 30, 2014 and December 31, 2013	(11,665)	(11,665)
Accumulated other comprehensive loss, net of taxes	838	(1,722)
TOTAL SHAREHOLDERS' EQUITY	122,584	118,873
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,151,109	932,338

LCNB CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
INTEREST INCOME:
Interest and fees on loans	$8,144	6,816	15,840	13,396
Interest on investment securities –
Taxable	1,026	860	1,917	1,694
Non-taxable	657	655	1,303	1,278
Other short-term investments	99	74	144	113
TOTAL INTEREST INCOME	9,926	8,405	19,204	16,481
INTEREST EXPENSE:
Interest on deposits	814	931	1,623	1,914
Interest on short-term borrowings	5	4	8	7
Interest on long-term debt	101	110	204	222
TOTAL INTEREST EXPENSE	920	1,045	1,835	2,143
NET INTEREST INCOME	9,006	7,360	17,369	14,338
PROVISION FOR LOAN LOSSES	255	42	336	191
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,751	7,318	17,033	14,147
NON-INTEREST INCOME:
Trust income	728	609	1,383	1,184
Service charges and fees on deposit accounts	1,252	1,073	2,374	2,052
Net gain (loss) on sales of securities	—	108	(4)	695
Bank owned life insurance income	170	172	342	344
Gains from sales of mortgage loans	53	119	68	248
Other operating income	98	97	215	162
TOTAL NON-INTEREST INCOME	2,301	2,178	4,378	4,685
NON-INTEREST EXPENSE:
Salaries and employee benefits	3,956	3,242	7,874	6,536
Equipment expenses	345	298	639	590
Occupancy expense, net	514	518	1,165	1,024
State franchise tax	239	211	483	427
Marketing	197	157	329	301
FDIC insurance premiums	160	119	309	247
Merger-related expenses	70	271	1,362	1,326
Other non-interest expense	2,119	1,508	4,111	2,964
TOTAL NON-INTEREST EXPENSE	7,600	6,324	16,272	13,415
INCOME BEFORE INCOME TAXES	3,452	3,172	5,139	5,417
PROVISION FOR INCOME TAXES	841	824	1,205	1,341
NET INCOME	$2,611	2,348	3,934	4,076
Dividends declared per common share	$0.16	0.16	0.32	0.32
Earnings per common share:
Basic	$0.28	0.31	0.42	0.54
Diluted	0.28	0.30	0.42	0.53
Weighted average common shares outstanding:
Basic	9,293,382	7,627,900	9,290,905	7,570,817
Diluted	9,402,343	7,759,438	9,407,964	7,686,890